SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   SEPTEMBER 24, 2004
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                         DOCUMENT SECURITY SYSTEMS, INC.
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               (Exact name of Registrant as specified in charter)


        NEW YORK                          0-14621               16-1229730
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(State or other jurisdic-               (Commission            (IRS Employer
 tion of incorporation)                 File Number)         Identification No.)


FIRST FEDERAL PLAZA SUITE 1525 28 EAST MAIN STREET, ROCHESTER, NEW YORK    14614
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         (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code (585) 877-276-0293
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         (Former name or former address, if changed since last report.)


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ITEM 5.02: ELECTION OF DIRECTORS

The Board of Directors of Document Security Systems, Inc. announced on September 29, 2004 that at a Board of Directors meeting held on September 24, 2004, it had increased the size of the Board of Directors by two persons, and appointed two persons to fill the new vacancies. There are now 6 persons constituting the Board of Directors.

A copy of the press release is annexed as Exhibit 99.1 to this Report.

The two new Directors are Robert Fagenson and Ira Greenstein.

Mr. Fagenson is Chairman and President of Fagenson & Company, a New York Stock Exchange member brokerage firm. Mr. Fagenson is also Vice Chairman of Van der Moolen Specialists USA, LLC, the fourth-largest New York Stock Exchange specialist firm. Mr. Fagenson formerly served as a Director and Vice Chairman of the New York Stock Exchange.

Mr. Greenstein is President and a Director of IDT Corporation (NYSE: IDT), a leading provider of wholesale and retail telecommunications services with annual revenues over $1.8 billion. IDT also enables computer users to place calls via the Internet to a regular telephone through its Net2Phone (NASDAQ: NTOP) subsidiary.

On July 27, 2002, Mr. Fagenson purchased an aggregate of 1,000,000 shares of Common Stock of the Company for a total consideration of $1,000,000.

In December 2003, IDT Venture Capital Corporation, a subsidiary of IDT Corporation, purchase 100,000 shares of Common Stock of the Company and warrants to acquire an additional 500,000 shares for an exercise price of $2.50 per share. The purchase price for the securities was $211,875 consisting of certain legal and other expenses incurred by IDT on behalf of the Company.

ITEM 5.03 AMENDMENT TO BYLAWS

         The Board of Directors also voted at its meeting on September 24, 2004 to make certain amendments to the Company's Bylaws. A copy of the Amended and Restated Bylaws is attached as an Exhibit to this Report. A summary of the provisions changed are as follows:

         A. Article Two was amended to provide

         i for the number of Directors to be not less than three and not more than six.

         ii. that the term of office for Directors is one year until the next annual meeting of shareholders.

         iii to specifically provide that directors will be elected by the majority of votes cast at shareholder meetings.





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         B. Article Three was amended to provide:

         i that the Chairman or the President may call special meetings of the Board.

         ii that the Chairman of the Board shall, if present at meetings of the Board, preside at such meetings.

         iii that vacancies occurring on the Board of Directors may be filled by the remaining directors.

         iv to specifically state that any director may be removed, with or without cause, by the shareholders

         v to provide that contracts between the Company and another entity shall not be impaired or invalidated solely as a result that one or more directors are interested in or are directors or officers of the other corporation, provided that disclosure of the material facts are disclosed to the Board of Directors.

         vi to specifically state that Directors are entitled to rely upon in good faith the books and records of the Company

         C. The bylaws were amended to provide that the date of the Annual Meeting of Shareholders will be within 90 days following the filing of the Company's Annual Report on Form 10ksb unless extended for an additional 60 days

         D The bylaws were amended to provide specifically that shareholders will receive not less than 10 days nor more than 60 days prior notice of annual meetings.

         E. The bylaws were amended to provide for certain procedures at shareholder meetings, including the right to vote by proxy not more than 11 months old, to provide for inspectors of election and to provide for the submission of matters to the shareholders.

         F. The bylaws were amended to authorize specifically for the appointment of a Chief Executive Officer, President, Chief Financial Officer and Secretary as officers of the Company, and for additional officers as may be determined by the Board.

         G. The bylaws were amended to include a provision that the fiscal year will be determined by the Board of Directors.

         H. The bylaws were amended to provide that the Company may purchase liability insurance for its officers and directors, and to provide for the full indemnification as allowed under the laws of the State of New York, and to allow for advancement of any expenses to the officers and directors.


Exhibits

         3. Form of Amended and Restated Bylaws.

         99.1     Press Release Dated as of September 29, 2004




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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2004                        DOCUMENT SECURITY SYSTEMS, INC.
                                                 (Registrant)

                                                 By /S/ PATRICK A. WHITE
                                                 -------------------------------
                                                    Patrick A. White
                                                    Chief Executive Officer






















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